Elevate to Expand Sales and Support Capabilities Through Acquisition of RiteWire

Rod Place, CEO of RiteWire, to Join Elevate as Chief Services Officer

San Clemente, CA, May 4, 2011– In a move to expand its national technical services and installation footprint, Elevate, Inc., a wholly owned subsidiary of Highland Business Services, Inc (OTCBB:HGLB), a leading provider of technology agnostic broadband-based digital services, today announced that it has reached a definitive agreement to acquire RiteWire, Inc.

RiteWire, a privately held company headquartered in Stockton, CA is a commercial voice, video, data and security integrator with projects in California, Georgia, Texas, Virginia, the Carolinas, Colorado and Nevada. Rod Place, CEO of RiteWire will join Elevate as Chief Services Officer and will oversee residential and commercial technical services operations throughout the company.

 “We are pleased to add an established and proven integration capability with the acquisition of RiteWire,” says Wright Thurston, CEO of Elevate,” and excited to welcome an experienced industry veteran like Rod Place to our growing team. Rod has been pushing the technological envelope for 20 years, and knows complex network build outs as well as anyone in the industry. His experience -and the engine that he has built in RiteWire - are important additions to our company.”

RiteWire was formed early in 2010 to meet the substantial commercial demand for integrated, low-voltage planning and installation, and is on pace to grow revenues 75%, from $2.4 million in its first year of business to a projected $4.5 million in 2011. RiteWire is a digital integration contractor for Diebold, Microsoft, Siemens, and Linq360, and in addition to providing services for their clients, has engaged directly with Healthspot, the Chicago Palomar and New York Intercontinental hotels, and the Cosmo Casino in Nevada.

Says Mr. Place, “RiteWire is about intelligent and forward-thinking network design and implementation, so it only makes sense to align ourselves with the most intelligent and innovative services provider in the industry.”

With the acquisition of RiteWire, Elevate substantially augments the capabilities of its independent sales and support network, providing them with best-in-class planning, coordination and installation resources.

Mr. Thurston adds, “Technology is no longer a ‘nice to have,’ but an integral component of the average American’s daily life – both at work and at home. Through our network of Certifiable Geniuses, Elevate brings the benefits of technology to consumers like no other provider can. Now, with RiteWire installation acumen at our network’s disposal, we have set the stage to provide the customer with something truly extraordinary.

ABOUT ELEVATE

Elevate, Inc. (OTCBB:HGLB) is the only publically traded Digital Services provider that is meeting customer demand for affordability, variety, and service by leveraging a network of independent, licensed connectivity specialists to sell and service the residential and small business data, voice, video, mobile and security markets.

Through its carrier-level agreements with many of the nation’s major infrastructure providers, Elevate, Inc. is able to offer technologically agnostic product ‘Stacks’ – product configurations that aren’t limited to a single delivery infrastructure. Elevate Certifiable Geniuses can choose component products from among all locally available carriers or infrastructure technologies to create cost-effective, custom product packages that meet the unique needs of each of their customers. Independent Elevate owners bring made-to-order digital services to their local communities, one living room at a time.

Elevate provides digital services to 22 major U.S. markets and will open 28 more in 2012.

Forward-Looking Statements

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